Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree and acknowledge that the information required by this Schedule 13D, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated: December 16, 2022

ARSENAL CAPITAL PARTNERS III LP

By:	Arsenal Capital Investment III LP
Its:	General Partner

By:	Arsenal Capital Group LLC
Its:	General Partner

By:	/s/ Frank Scrudato
Name:	Frank Scrudato
Title:	Authorized Signatory

ARSENAL CAPITAL PARTNERS III-B LP

By:	Arsenal Capital Investment III LP
Its:	General Partner

By:	Arsenal Capital Group LLC
Its:	General Partner

By:	/s/ Frank Scrudato
Name:	Frank Scrudato
Title:	Authorized Signatory

ARSENAL SATURN HOLDINGS LP

By:	Arsenal Capital Investment VI LP
Its:	General Partner

By:	Arsenal Capital Group VI LLC
Its:	General Partner

By:	/s/ Terry M. Mullen
Name:	Terry M. Mullen
Title:	Managing Director

ARSENAL CAPITAL INVESTMENT VI LP

By:	Arsenal Capital Group VI LLC
Its:	General Partner

By:	/s/ Terry M. Mullen
Name:	Terry M. Mullen
Title:	Managing Director

ARSENAL CAPITAL INVESTMENT III LP

By:	Arsenal Capital Group LLC
Its:	General Partner

By:	/s/ Frank Scrudato
Name:	Frank Scrudato
Title:	Authorized Signatory

/s/ Jeffrey B. Kovach
Jeffrey B. Kovach

/s/ Terry M. Mullen
Terry M. Mullen

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